ITEM 77 (O)

Advantage Funds, Inc.
Dreyfus Strategic Value Fund

On April 11, 2011, Dreyfus Strategic Value, a series of Advantage Funds, Inc. (the "Fund") purchased 65,400 shares of common stock issued by PPL Corporation (CUSIP No.: 69351T106) (the "Common Stock") at a purchase price of $25.30 per share including underwriting discounts and commissions of $.759 per share. The Common Stock was purchased from Credit Suisse Securities (USA) LLC, a member of the underwriting syndicate of which BNY Capital Markets, an affiliate of the Fund's investment adviser, was also a member. BNY Capital Markets received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Merrill, Lynch, Pierce, Fenner and Smith Incorporated
Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
Morgan Stanley & Co. Incorporated
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
UBS Securities LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
The Williams Capital Group, L.P.
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.
RBS Securities Inc.
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
Mizuho Securities USA Inc.
PNC Capital Markets LLC
BNY Mellon Capital Markets, LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
SunTrust Robinson Humphrey, Inc
Piper Jaffray & Co.

Accompanying this statement are materials presented to the Board of Directors for the Fund, which ratified the purchase in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on September 20, 2011. These materials include additional information about the terms of the transaction.

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus Growth and Income Fund**
2. Anticipated Purchase Date: **4/11/11**
3. Total Net Assets of Account/Fund: **$619,251,150.73**
4. Type and Description of Security to be Purchased: **PPL Corporation (PPL)**
5. Credit Rating of Security (Rating/Rating Agency): **n/a**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Credit Suisse**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets**
8. Issue Size: **2,024,000,000.00**
9. CUSIP: **69351T106**
10. Amount Purchased by Account/Fund: **19,510**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.001%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.080%**
13. Purchase Price of Securities (if at par, so state): **$25.30**
14. Commission/Spread Received by Principal Underwriters: **$0.45540**
15. Yield (as applicable): **n/a**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **n/a**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: **Bank of New York Mellon, N.A.**

    Other (Describe) **Dreyfus**

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate?*

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ If Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) **The Boston Company Asset Management, LLC**
AND

LOB Portfolio Manager Name (Print) **John Bailer** Signature [signature] Date: **as of 4/11/11**
AND
LOB CIO/Designate Name (Print) **John Truschel** Signature [signature] Date: **as of 4/11/11**
AND
Chief Compliance Officer Name (Print) **Jennifer Cassedy** Signature [signature] Date: **as of 4/11/11**

To: Nicholas M. Rotunno Phone 412-234-5514 - Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	7/8/11

2nd Quarter 2011